Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 6, 2025, between REBORN COFFEE, INC., a Delaware corporation (the “Company”), and each purchaser identified on the signature page hereto (each, a “Purchaser” and together, the “Purchasers”). Each of the Company and each Purchaser shall individually be referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I. DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“$” means United States dollars.

“Acquiring Person” shall have the meaning ascribed to such term in Section 5.7.

“Action” shall have the meaning ascribed to such term in Section 4.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Aggregate Outstanding Amount” means the sum of (a) the outstanding and unpaid Aggregate Principal Amount plus (b) the aggregate accrued and unpaid interest owing to all Purchasers on such Aggregate Principal Amount.

“Aggregate Principal Amount” means the sum of the First Closing Principal Amount, the Second Closing Principal Amount and the Third Principal Amount, and any Subsequent Closing Principal Amount.

“Aggregate Subscription Amount” means up to $9,000,000, and such additional amount as Company and the Requisite Holders may agree in writing.

“Applicable Effective Date” shall mean with respect to any Debenture any of the First Registration Effectiveness Date, the Second Registration Effectiveness Date, or the Third Registration Effectiveness Date, the Fourth Registration Effectiveness Date, as applicable, if the Underlying Shares issuable upon conversion of such Debenture are registered in the related Registration Statement.

“Arena ELOC” shall mean an equity line of credit facility with an affiliate of the Purchasers.

“BHCA” shall have the meaning ascribed to such term in Section 4.1(kk).

“Blue Sky Laws” means state securities or “blue sky” laws.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Buy-In Price” shall have the meaning ascribed to such term in Section 5.1(d).

“Closing” means any closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means any of the First Closing Date, Second Closing Date, Third Closing Date, Fourth Closing Date or each Subsequent Closing Date, as the context shall require.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Common Stock” means the common stock of the Company having a par value per share of $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preference shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Confidential Information” means all confidential, proprietary or non-public information, documentation or data (whether written, oral or electronic communications) regarding the Company or any of its Affiliates received by a Purchaser or its Representatives, in each case, regardless of whether or not such information, documentation or data is marked or otherwise identified as “confidential”. Confidential Information will not, however, include information which (a) is or becomes publicly available other than as a result of a disclosure by a Purchaser or its Representatives in violation of this Agreement, (b) is or becomes available to a Purchaser or any of its Representatives on a non-confidential basis from a third-party or (c) is or has been independently developed by a Purchaser and/or its Representatives without use of or reference to any Confidential Information.

“Convertible Securities” shall have the meaning ascribed to such term in Section 4.1(g).

“Debentures” shall have the meaning ascribed to such term in Section 2.1(a).

“Disclosure Schedules” means the disclosure schedules of the Company attached hereto.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 4.1(mm).

“Environmental Laws” means any federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 4.1(s).

“Exchange” shall have the meaning ascribed to such term in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted share units or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise, exchange of or conversion of any Securities issued hereunder, (c) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (e) securities issued pursuant to the Arena ELOC.

“Exercise Price” means the exercise price set forth in the Warrants (as may be adjusted pursuant to the terms of the Warrants).

“Export Control Laws” means export control laws and regulations of any jurisdiction applicable to the Company, including the United States Export Administration Regulations and any other equivalent or comparable export control laws and regulations of other countries.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 4.1(kk).

“First Closing” means the Closing of the sale and purchase of the Debentures and Warrants to be issued by the Company on the First Closing Date.

“First Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“First Closing Principal Amount” means $555,555.00

“First Closing Subscription Amount” means $500,000.00 (i.e., the aggregate amount to be paid by the Purchasers for the purchase of the Debentures to be issued by the Company on the First Closing Date, reflecting that such Debentures are to be issued with a 10% original issue discount to the face amount thereof).

“First Registration Statement Effectiveness Date” means, with respect to the first Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 60th calendar day following the filing thereof (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the filing thereof); provided, however, that in the event the Company is notified by the Commission that the first Registration Statement will not be reviewed or is no longer subject to further review and comments, the First Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such First Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the First Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Fourth Closing” means the Closing of the sale and purchase of Securities on the Fourth Closing Date.

“Fourth Closing Date” shall have the meaning ascribed to such term in Section 2.1(d).

“Fourth Closing Principal Amount” means, $3,333,333, or such other amount as the Company and the Purchasers participating in the Fourth Closing shall agree.

“Fourth Closing Subscription Amount” means $3,000,000, or such other amount as the Company and the Purchasers participating in the Fourth Closing shall agree (i.e., the aggregate amount to be paid by the Purchasers for the purchase of the Debentures to be issued by the Company on the Fourth Closing Date, reflecting that such Debentures are to be issued with a 10% original issue discount to the face amount thereof).

“Fourth Registration Statement Effectiveness Date” means, with respect to the fourth Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 50th calendar day following the Fourth Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Fourth Closing Date); provided, however, that in the event the Company is notified by the Commission that the fourth Registration Statement will not be reviewed or is no longer subject to further review and comments, the Fourth Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Fourth Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Fourth Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Future Financing” shall have the meaning ascribed to such term in Section 5.15.

“Future Financing Terms” shall have the meaning ascribed to such term in Section 5.15.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Guarantee” means the Guarantee made the Guarantors, in favor of the Purchasers, in substantially the form of Exhibit B attached hereto and reasonably acceptable to the Purchasers, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Guarantor” means each of the Company’s Subsidiaries.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Hazardous Materials” shall have the meaning set forth in the definition of Environmental Laws.

“Import Control Laws” means import control laws and regulations of any jurisdiction applicable to the Company, including those administered by the United States Customs and Border Protection and Immigration and Customs Enforcement Agencies, and any other equivalent or comparable import control laws and regulations of other countries.

“Indebtedness” shall have the meaning ascribed to such term in Section 4.1(bb).

“Indemnified Person” shall have the meaning ascribed to such term in Section 5.10.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting data (including pricing and cost information), and all other data, databases and database rights; (e) Internet domain names and social media accounts; (f) rights of privacy and publicity and all other intellectual property or proprietary rights of any kind or description recognized under applicable laws; (g) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (h) all legal rights arising from items (a) through (f), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere, and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 4.1(mm).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 5.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 4.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 4.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 6.17.

“MFN Right” shall have the meaning ascribed to such term in Section 5.15.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 4.1(ll).

“Nasdaq” means The Nasdaq Stock Market LLC.

“New Securities” means, collectively, equity or debt securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity or debt securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity or debt securities.

“Notice Termination Time” shall have the meaning ascribed to such term in Section 5.16(b).

“OFAC” shall have the meaning ascribed to such term in Section 4.1(jj).

“Offer Notice” shall have the meaning ascribed to such term in Section 5.16(a).

“Organizational Documents” means with respect to any entity, the memorandums of association, articles of association, certificates of incorporation, certificates of formation, by-laws, operating agreements, constitutions, registration statements and equivalent organizational documents of such entity, each as amended, amended and restated or otherwise modified from time to time, for such entity.

“Party” shall have the meaning ascribed to such term in the Preamble.

“Perfection Certificate” shall have the meaning ascribed to such term in Section 2.2(a).

“Permitted Lien” shall have the meaning set forth in the Debentures.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 5.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 5.3(b).

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Registration Rights Agreement” means in respect of each Closing, a Registration Rights Agreement, by and between the Company and each Purchaser participating in such Closing, to be executed and delivered in form and substance satisfactory to the Requisite Holders registering the Underlying Shares issuable in respect of the Debentures and Warrants issued in such Closing.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers as provided for in the Registration Rights Agreement.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing, or other release into or through the environment, and any abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Materials.

“Released Claims” shall have the meaning ascribed to such term in Section 5.23.

“Remedies Exceptions” shall have the meaning ascribed to such term in Section 4.1(c).

“Representatives” means, with respect to any Person, such Person’s Affiliates and its Affiliates’ respective directors, officers, employees, advisors, agents and other representatives.

“Required Approvals” shall have the meaning ascribed to such term in Section 4.1(e).

“Required Minimum” means, as of any date, a number equal to two times (2x) the aggregate number of shares of Common Stock estimated to be issuable pursuant to the Transaction Documents, ignoring any conversion or exercise limits set forth therein.

“Required Minimum Failure” shall have the meaning ascribed to such term in Section 5.11(a).

“Required Minimum Failure Payments” shall have the meaning ascribed to such term in Section 5.11(a).

“Requisite Holders” means, as of any time, the holders of Debentures representing fifty and one basis point percent (50.01%) or more of the Aggregate Outstanding Amount.

“Reserved Shares” shall have the meaning ascribed to such term in Section 5.17.

“Reserved Shares Deficit” shall have the meaning ascribed to such term in Section 5.17.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed under the Securities Act and the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof (including the exhibits thereto and documents incorporated by reference therein).

“Second Closing” means the Closing of the sale and purchase of the Debentures and Warrants to be issued by the Company on the Second Closing Date.

“Second Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Second Closing Principal Amount” means $2,777,777.00, or such other amount as the Company and the Purchasers participating in the second Closing shall agree.

“Second Closing Subscription Amount” means $2,500,000.00, or such other amount as the Company and the Purchasers participating in the second Closing shall agree (i.e., the aggregate amount to be paid by the Purchasers for the purchase of the Debentures and Warrants to be issued by the Company on the Second Closing Date, reflecting that such Debentures are to be issued with a 10% original issue discount to the face amount thereof).

“Second Registration Statement Effectiveness Date” means, with respect to the second Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 50th calendar day following the Second Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Second Closing Date); provided, however, that in the event the Company is notified by the Commission that the second Registration Statement will not be reviewed or is no longer subject to further review and comments, the Second Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Second Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Second Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Securities” means the Debentures, the Warrants, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means a Security Agreement, among the Company, the Subsidiaries and the Purchasers, substantially the form of Exhibit C attached hereto and reasonably acceptable to the Purchasers, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, the Guarantee, the Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee, Security Agreement, and all other assignments, pledge agreements, security agreements, control agreements, and other instruments executed and delivered on or before the First Closing Date by any of the Debtors (as defined in the Guarantee) pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Seller Representative” shall have the meaning ascribed to such term in the Preamble.

“Sellers” shall have the meaning ascribed to such term in the Preamble.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) from the shareholders of the Company with respect to the issuance of all of the Underlying Shares and issuance of Common Stock under the Arena ELOC, in excess of 19.99% of the issued and outstanding shares of Common Stock pursuant to the Transactions to the Purchasers and if required by such rules and regulations, any other aspect of the transactions contemplated by the Transaction Documents.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Significant Subsidiary” has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 5.1(c).

“Subsequent Closing” means the Closing of the sale and purchase of the Debentures and Warrants to be issued by the Company on a Subsequent Closing Date.

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Subsequent Closing Principal Amount” means, such amount as the Company and the Requisite Holders shall agree in writing in respect of such Subsequent Closing.

“Subsequent Closing Subscription Amount” means the aggregate amount to be paid by the Purchasers for the purchase of the Debentures to be issued by the Company on the applicable Subsequent Closing Date, reflecting that such Debentures are to be issued with a 10% original issue discount to the face amount thereof).

“Subsequent Registration Statement Effectiveness Date” means, with respect to the Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than such date agreed among the Company and the Requisite Holders.

“Subsidiary” or “Subsidiaries” means any subsidiary or multiple subsidiaries of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax” or “Taxes” means any federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, share capital, severances, stamp, payroll, sales, employment, unemployment, disability, use, real property, personal property, unclaimed property, withholding, excise, production, value added, goods and services, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Third Closing” means the Closing of the sale and purchase of Securities on the Third Closing Date.

“Third Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Closing Principal Amount” means, $3,333,333, or such other amount as the Company and the Purchasers participating in the Third Closing shall agree.

 “Third Closing Subscription Amount” means $3,000,000, or such other amount as the Company and the Purchasers participating in the Third Closing shall agree (i.e., the aggregate amount to be paid by the Purchasers for the purchase of the Debentures to be issued by the Company on the Third Closing Date, reflecting that such Debentures are to be issued with a 10% original issue discount to the face amount thereof).

“Third Registration Statement Effectiveness Date” means, with respect to the third Registration Statement to be filed by the Company pursuant to the Registration Rights Agreement, no later than the 50th calendar day following the Third Closing Date (or, in the event of a “full review” by the Commission, no later than the 90th calendar day following the Third Closing Date); provided, however, that in the event the Company is notified by the Commission that the third Registration Statement will not be reviewed or is no longer subject to further review and comments, the Third Registration Statement Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above, provided, further, if such Third Registration Statement Effectiveness Date falls on a day that is not a Trading Day, then the Third Registration Statement Effectiveness Date shall be the next succeeding Trading Day.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Guarantee and the Security Agreement.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means Securities Transfer Corporation, the current transfer agent of the Company, with a mailing address of 15500 Roosevelt Blvd, Suite 104, Clearwater, Florida 33760, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares and the Common Stock issued and issuable pursuant to the terms of the Debentures, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 5.12(b).

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the per share daily volume weighted average price of the shares of Common Stock for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the shares of Common Stock are listed on the OTCQB or OTCQX, the per share volume weighted average price of the shares of Common Stock for such date (or if such date is not a Trading Day, for the nearest preceding Trading Day) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on any Trading Market or OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the shares of Common Stock so reported, or (d) in all other cases, the fair market value of a shares of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” shall have the meaning ascribed to such term in Section 2.1(b).

“Written Consent of Shareholder Approval” shall have the meaning ascribed to such term in Section 2.2(a)(xi).

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Debentures and Warrants.

(a) Debentures. Upon the terms and subject to the conditions set forth herein, (i) on the First Closing Date, the Company agrees to sell to each Purchaser participating in the First Closing and each such Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in amount equal to such portion of the First Closing Principal Amount as is set forth on such Purchaser’s signature page to this Agreement, (ii) on the Second Closing Date, the Company agrees to sell to each Purchaser participating in the Second Closing and each such Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in amount equal to such portion of the Second Closing Principal Amount as is set forth on such Purchaser’s signature page to this Agreement, (iii) on the Third Closing Date, if the Requisite Holders agree to proceed with the Third Closing, the Company agrees to sell to each Purchaser participating in the Third Closing and each such Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in amount equal to such portion of the Third Closing Principal Amount as is set forth on such Purchaser’s signature page to this Agreement, (iv) on the Fourth Closing Date, if the Requisite Holders agree to proceed with the Fourth Closing, the Company agrees to sell to each Purchaser participating in the Fourth Closing and each such Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in amount equal to such portion of Fourth Closing Principal Amount as is set forth on such Purchaser’s signature page to this Agreement, and (v) on each Subsequent Closing Date, if any, the Company agrees to sell to each Purchaser participating in such Subsequent Closing and each such Purchaser agrees to purchase from the Company, a secured convertible debenture issued by the Company in amount equal to such portion of the Subsequent Closing Principal Amount as is set forth on such Purchaser’s signature page to this Agreement, (each such secured convertible debenture, as may be amended, amended and restated or otherwise modified from time to time, a “Debenture”, and collectively, the “Debentures”). Each Debenture shall be substantially in the form of Exhibit A attached hereto with the blanks appropriately filled and all outstanding principal on each Debenture shall mature on the date that is eighteen (18) months from the First Closing Date.

(b) Warrants. As additional consideration for the Purchaser’s purchase of Debentures hereunder, the Company shall issue to the Purchaser, simultaneously with the issuance of each Debenture purchased by the Purchaser from the Company on the applicable Closing Date, a warrant to purchase the Company’s Common Stock (each, as the same may be amended, amended and restated or otherwise modified from time to time, a “Warrant”, and collectively, the “Warrants”). Each such Warrant shall, among other things, (i) provide for the purchase by the Purchaser of a number of shares of Common Stock (the “Warrant Shares”) equal to 20% of the total principal amount of the related Debenture purchased by the Purchaser on the applicable Closing Date hereunder divided by 92.5% of the lowest daily VWAP during the Common Stock for the five (5) consecutive Trading Day period ended on the last Trading Day immediately preceding such Closing Date, subject to adjustment upon the occurrence of certain events as set forth in such Warrant; (ii) be exercisable at the Exercise Price; and (iii) be substantially in the form of Exhibit D attached hereto and reasonably acceptable to the Purchasers.

(c) Closings. Initially, there may be up to three (3) Closings until such time as the earlier to occur of (1) subscriptions for the sale of the Debentures hereunder equal to the Aggregate Subscription Amount are funded by the Purchasers and (2) the termination of this Agreement in accordance with Section 6.1. So long as the Company and the Requisite Holders agree, there may be additional Subsequent Closings in such amounts as the Company and Requisite Holders approve.

(i) Subject to Section 6.1, the Purchasers participating in the First Closing and the Company shall consummate the First Closing on the Trading Day on which all conditions to each such Purchaser’s obligation set forth in Section 3.1(a) and the Company’s obligation set forth in Section 3.1(b), in each case, have been satisfied or waived, unless the Parties mutually agree in writing to consummate the First Closing on a different date (the “First Closing Date”).

(ii) Subject to Section 6.1, the Purchasers participating in the Second Closing and the Company shall consummate the Second Closing on the Trading Day on which all conditions to each such Purchaser’s obligation set forth in Section 3.2(a) and the Company’s obligation set forth in Section 3.2(b), in each case, have been satisfied or waived, unless the Parties mutually agree in writing to consummate the Second Closing on a different date (the “Second Closing Date”).

(iii) Subject to Section 6.1 and the approval of the Requisite Holders, the Purchasers participating in the Third Closing and the Company shall consummate the Third Closing on the Trading Day on which all conditions to each such Purchaser’s obligation set forth in Section 3.3(a) and the Company’s obligation set forth in Section 3.3(b), in each case, have been satisfied or waived, unless the Parties mutually agree in writing to consummate the Third Closing on a different date (the “Third Closing Date”).

(iv) Subject to Section 6.1 and the approval of the Requisite Holders, the Purchasers participating in the Fourth Closing and the Company shall consummate the Fourth Closing on the Trading Day on which all conditions to each such Purchaser’s obligation set forth in Section 3.4(a) and the Company’s obligation set forth in Section 3.4(b), in each case, have been satisfied or waived, unless the Parties mutually agree in writing to consummate the Fourth Closing on a different date (the “Fourth Closing Date”).

(v) Subject to Section 6.1 and provided that all conditions precedent to the obligations of such Purchaser set forth in Section 3.5(a) and the Company’s obligation set forth in Section 3.5(b), in each case, have been satisfied or waived on or prior to, if any, a Subsequent Closing Date (as defined below), the Purchasers participating in a Subsequent Closing and the Company shall consummate such Subsequent Closing on such Trading as the Company and such Purchasers have mutually agreed; provided that the Company and Requisite Holders have mutually agreed in writing to permit such Subsequent Closing, which for the avoidance of doubt no Party is obligated to do (each, a “Subsequent Closing Date”).

2.2 First Closing Deliveries.

(a) Company First Closing Deliveries. On or prior to the First Closing Date, the Company shall deliver or cause to be delivered to each Purchaser participating in the First Closing the following, in form and substance satisfactory to such Purchaser:

(i) this Agreement duly executed by the Company;

(ii) a Debenture in an original principal amount equal to such Purchaser’s portion of the First Closing Principal Amount as set forth on such Purchaser’s signature page hereto, duly executed by the Company, registered in the name of such Purchaser;

(iii) a Warrant duly executed by the Company, registered in the name of such Purchaser;

(iv) the Registration Rights Agreement relating to such Closing duly executed by the Company;

(v) the Security Documents duly executed by the Company and each Subsidiary;

(vi)  a perfection certificate, duly executed by the Company, and each Subsidiary (the “Perfection Certificate”);

(vii) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company and each Subsidiary, dated as of a date reasonably close to the First Closing Date ;

(viii) a certificate, dated as of such First Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be executed to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(ix) an opinion of Pryor Cashman LLP counsel to the Company, regarding the due authorization, good standing and corporate authority of the Company to enter into, and the enforceability of, this Agreement, the Debentures, the Warrants and any other Transaction Documents to be executed by the Company hereunder on or prior to the First Closing Date;

(x) a written consent executed by shareholders of the Company holding in the aggregate no fewer than 50.1% of the outstanding authorized shares of Common Stock providing for the Shareholder Approval (the “Written Consent of Shareholder Approval”);

(xi) copies of the Company’s and each of its Subsidiaries’ Organizational Documents as in effect on the First Closing Date;

(xii) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the Company’s inception;

(xiii) all information requested by such Purchaser as part of its know-your-customer requirements; and

(xiv) such other approvals, opinions of counsel to the Company reasonably required by the Purchasers participating in such Closing, or such other documents as such Purchaser may reasonably request.

(b) Purchaser First Closing Deliveries. On or prior to the First Closing Date, each Purchaser participating the First Closing shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement relating to such Closing duly executed by such Purchaser;

(iii) the Security Documents, duly executed by such Purchaser, as applicable; and

(iv) such Purchaser’s First Closing Subscription Amount, minus applicable legal fees and expenses of such Purchaser to be reimbursed to such Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto.

2.3 Second Closing Deliveries.

(a) Company Second Closing Deliveries. On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to each Purchaser participating the Second Closing the following, in form and substance satisfactory to such Purchaser:

(i) a Debenture in an original principal amount equal to such Purchaser’s portion of the Second Closing Principal Amount as set forth on such Purchaser’s signature page hereto, duly executed by the Company, registered in the name of such Purchaser;

(ii) a Warrant duly executed by the Company, registered in the name of such Purchaser;

(iii) the Registration Rights Agreement relating to such Closing duly executed by the Company;

(iv) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company and, the Subsidiaries, dated as of a date reasonably close to the Second Closing Date;

(v) a certificate, dated as of such Second Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary, certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(vi) a bringdown opinion of counsel to the Company;

(vii) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date; and

(viii) such other approvals, opinions of counsel to the Company reasonably required by the Purchasers participating in such Closing, or other documents as such Purchaser may reasonably request.

(b) Purchaser Second Closing Deliveries. On or prior to the Second Closing Date, each Purchaser participating in the Second Closing shall deliver or cause to be delivered to the Company such Purchaser’s Second Closing Subscription Amount, minus applicable legal fees and expenses of such Purchaser to be reimbursed to such Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto and the Registration Rights Agreement relating to such Closing duly executed by such Purchaser.

2.4 Third Closing Deliveries.

(a) Company Third Closing Deliveries. Provided that the Company and the Requisite Holders have mutually agreed to proceed with the Third Closing, on or prior to the Third Closing Date, the Company shall deliver or cause to be delivered to each Purchaser participating in the Third Closing the following, in form and substance satisfactory to such Purchaser:

(i) a Debenture in an original principal amount equal to such Purchaser’s portion of the Third Closing Principal Amount as set forth on such Purchaser’s signature page hereto, duly executed by the Company, registered in the name of such Purchaser;

(ii) a Warrant duly executed by the Company, registered in the name of such Purchaser;

(iii) the Registration Rights Agreement relating to such Closing duly executed by the Company;

(iv) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company and the Subsidiaries, dated as of a date reasonably close to the Third Closing Date;

(v) a certificate, dated as of such Third Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(vi) a bringdown opinion of counsel to the Company;

(vii) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date;

(viii) written evidence that Company has obtained the requisite Shareholder Approval; and

(ix) such other approvals, opinions of counsel to the Company reasonably required by the Purchasers participating in such Closing, or such other documents as such Purchaser may reasonably request.

(b) Purchaser Third Closing Deliveries. On or prior to the Third Closing Date, each Purchaser participating in the Third Closing shall deliver or cause to be delivered to the Company such Purchaser’s Third Closing Subscription Amount minus applicable legal fees and expenses of such Purchaser to be reimbursed to such Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto and the Registration Rights Agreement relating to such Closing duly executed by such Purchaser.

2.5 Fourth Closing Deliveries.

(a) Company Fourth Closing Deliveries. Provided that the Company and the Requisite Holders have mutually agreed to proceed with the Fourth Closing, on or prior to the Fourth Closing Date, the Company shall deliver or cause to be delivered to each Purchaser participating in the Fourth Closing the following, in form and substance satisfactory to such Purchaser:

(i) a Debenture in an original principal amount equal to such Purchaser’s portion of the Fourth Closing Principal Amount as set forth on such Purchaser’s signature page hereto, duly executed by the Company, registered in the name of such Purchaser;

(ii) a Warrant duly executed by the Company, registered in the name of such Purchaser;

(iii) the Registration Rights Agreement relating to such Closing duly executed by the Company;

(iv) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company and the Subsidiaries, dated as of a date reasonably close to the Fourth Closing Date;

(v) a certificate, dated as of such Fourth Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(vi) a bringdown opinion of counsel to the Company;

(vii) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date;

(viii) written evidence that Company has obtained the requisite Shareholder Approval; and

(ix) such other approvals, opinions of counsel to the Company reasonably required by the Purchasers participating in such Closing, or such other documents as such Purchaser may reasonably request.

(b) Purchaser Fourth Closing Deliveries. On or prior to the Fourth Closing Date, each Purchaser participating in the Fourth Closing shall deliver or cause to be delivered to the Company such Purchaser’s Fourth Closing Subscription Amount minus applicable legal fees and expenses of such Purchaser to be reimbursed to such Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto and the Registration Rights Agreement relating to such Closing duly executed by such Purchaser.

2.6 Subsequent Closing Deliveries.

(a) Company Subsequent Closing Deliveries. Provided that the Company and the Requisite Holders have mutually agreed to proceed with a Subsequent Closing, on or prior to the applicable Subsequent Closing Date, the Company shall deliver or cause to be delivered to each Purchaser participating in such Subsequent Closing the following, in form and substance satisfactory to such Purchaser:

(i) a Debenture in an original principal amount equal to such Purchaser’s portion of the applicable Subsequent Principal Amount as set forth on such Purchaser’s signature page hereto, as duly executed by the Company, registered in the name of such Purchaser;

(ii) a Warrant duly executed by the Company, registered in the name of the Purchaser;

(iii) the Registration Rights Agreement relating to such Closing duly executed by the Company;

(iv) certificates of appropriate officials as to the existence and good standing (or similar documents applicable for such jurisdictions) of the Company and the Subsidiaries, dated as of a date reasonably close to such Subsequent Closing Date;

(v) a certificate, dated as of such Subsequent Closing Date, duly executed, and delivered by an officer of the Company and each Subsidiary certifying the resolutions of the Company’s and each Subsidiary’s Board of Directors, manager or others performing similar functions with respect to the Company and each Subsidiary, then in full force and effect authorizing, all aspects of the transactions contemplated hereby and the execution, delivery and performance by the Company and each Subsidiary of each Transaction Document to be delivered to which the Company and each Subsidiary is a party, as applicable, and the transactions contemplated hereby and thereby;

(vi) a bringdown opinion of counsel to the Company;

(vii) all information regarding any Action against the Company, its Subsidiaries and any of its Affiliates thereof, including but not limited to any settlements, inquiries or subpoenas, since the prior Closing Date; and

(viii) such other approvals, opinions of counsel to the Company reasonably required by the Purchasers participating in such Closing, or such other documents as such Purchaser may reasonably request.

(b) Purchaser Subsequent Closing Deliveries. On or prior to each Subsequent Closing Date, each Purchaser participating in such Subsequent Closing shall deliver or cause to be delivered to the Company such Purchaser’s Subsequent Closing Subscription Amount minus applicable legal fees and expenses of such Purchaser to be reimbursed to such Purchaser pursuant to Section 6.2, by wire transfer to the Escrow Agent to the account specified in Schedule 2.1(c) hereto and the Registration Rights Agreement relating to such Closing duly executed by such Purchaser.

ARTICLE III. CLOSING CONDITIONS

3.1 Conditions Precedent to First Closing.

(a) Conditions to each Purchaser’s Obligation. The obligation of each Purchaser participating in the First Closing to consummate the First Closing is subject to the satisfaction on or before the First Closing Date of each of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(i) each of the representations and warranties of the Company, contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Material Adverse Effect in each case, both when made and on the First Closing Date with the same force and effect as though such representations and warranties had been made on and as of such First Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Company required to be performed hereunder at or prior to the First Closing Date shall have been performed;

(iii) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.2(a);

(iv) there shall have been no Material Adverse Effect since the date hereof;

(v) such Purchaser shall have received a certificate of an officer of the Company, dated as of the First Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii) and (iv) above;

(vi) such Purchaser shall have received confirmation satisfactory to it that all approvals of Governmental Authorities and other approvals for the transactions contemplated herein have been obtained, and all waiting periods, if applicable, have expired;

(vii) at any time following the execution of this Agreement, none of the Company nor any of Subsidiaries shall have issued, or agreed to issue, any equity, equity linked or debt financing other than an Exempt Issuance or as specifically referenced herein without the prior written consent of the Requisite Holders;

(viii) the Company shall have filed all reports required by the Exchange Act and maintained the listing of its shares of Common Stock on Nasdaq;

(ix) other than Permitted Liens, there shall be no Lien encumbering any property or assets of the Company or any Guarantor;

(x) shall have outstanding no Indebtedness except for Permitted Indebtedness; and

(xi) such Purchaser shall complete and be satisfied with its review of all due diligence; and such Purchaser’s investment committee shall have approved the terms of this Agreement and the Transaction Documents.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate the First Closing is subject to the satisfaction on or before the First Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of the Purchasers participating in the First Closing contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the First Closing Date with the same force and effect as though such representations and warranties had been made on and as of such First Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchasers hereunder required to be performed at or prior to the First Closing Date shall have been performed; and

(iii) each Purchaser participating in the First Closing shall have delivered or caused to be delivered each of the items set forth in Section 2.2(b).

3.2 Conditions Precedent to Second Closing.

(a) Conditions to each Purchaser’s Obligation. The obligation of each Purchaser participating in the Second Closing to consummate the Second Closing is subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(i) each of the representations and warranties of the Company, contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Material Adverse, in all respects) in each case, both when made and on the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Second Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Company required to be performed hereunder, under any Debentures or under any other Transaction Document shall have been performed as required in accordance with their respective terms;

(iii) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.3(a);

(iv) there shall have been no Material Adverse Effect since the date hereof;

(v) such Purchaser shall have received a certificate of an officer of the Company, dated as of the Second Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii) and (iv) above;

(vi) such Purchaser shall have received confirmation satisfactory to it that all approvals of Governmental Authorities and other approvals for the transactions contemplated herein have been obtained, and all waiting periods, if applicable, have expired;

(vii) at any time following the execution of this Agreement, none of the Company nor any of Subsidiaries shall have issued, or agreed to issue, any equity, equity linked or debt financing other than an Exempt Issuance or as specifically referenced herein without the prior written consent of the Requisite Holders;

(viii) the Company shall have filed all reports required by the Exchange Act and maintained the listing of its shares of Common Stock on Nasdaq;

(ix) other than Permitted Liens, there shall be no Lien encumbering any property or assets of the Company or any Guarantor;

(x) shall have outstanding no Indebtedness except for Permitted Indebtedness; and

(xi) the Company’s auditors shall have completed the pro forma financials of the Company’s subsidiary, Bbang Ssaem Bakery; and

(xii) from the date hereof to the Second Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities on the Second Closing Date.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate the Second Closing is subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of the Purchasers participating in the Second Closing contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Second Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchasers hereunder required to be performed at or prior to the Second Closing Date shall have been performed; and

(iii) each Purchaser participating in the Second Closing shall have delivered or caused to be delivered each of the items set forth in Section 2.3(b).

3.3 Conditions Precedent to Third Closing.

(a) Conditions to each Purchaser’s Obligation. The obligation of each Purchaser participating in the Third Closing to consummate the Third Closing is subject to the satisfaction on or before the Third Closing Date of each of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(i) the Company and the Requisite Holders shall have mutually agreed to proceed with the Third Closing in their respective sole discretion;

(ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Material Adverse Effect, in all respects) in each case, both when made and on the Third Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Third Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(iii) all obligations, covenants and agreements of the Company required to be performed hereunder, under any Debenture or under any other Transaction Document shall have been performed as required in accordance with their respective terms;

(iv) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.4(a);

(v) there shall have been no Material Adverse Effect since the date hereof;

(vi) no Event of Default (as such term is defined in the Debentures) shall have occurred or be continuing;

(vii) such Purchaser shall have received a certificate of an officer of the Company, dated as of the Third Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii), (iv), and (v) above; and

(viii) from the date hereof to the Third Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Third Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities on the Third Closing Date.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate the Third Closing is subject to the satisfaction on or before the Third Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of each Purchaser participating in the Third Closing contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the Third Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Third Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchasers hereunder required to be performed at or prior to the Third Closing Date shall have been performed; and

(iii) each Purchaser participating in the Third Closing shall have delivered or caused to be delivered each of the items set forth in Section 2.4(b).

3.4 Conditions Precedent to Fourth Closing.

(a) Conditions to each Purchaser’s Obligation. The obligation of each Purchaser participating in the Fourth Closing to consummate the Fourth Closing is subject to the satisfaction on or before the Fourth Closing Date of each of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(i) the Company and the Requisite Holders shall have mutually agreed to proceed with the Fourth Closing in their respective sole discretion;

(ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Material Adverse Effect, in all respects) in each case, both when made and on the Fourth Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Fourth Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(iii) all obligations, covenants and agreements of the Company required to be performed hereunder, under any Debenture or under any other Transaction Document shall have been performed as required in accordance with their respective terms;

(iv) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.5(a);

(v) there shall have been no Material Adverse Effect since the date hereof;

(vi) no Event of Default (as such term is defined in the Debentures) shall have occurred or be continuing;

(vii) such Purchaser shall have received a certificate of an officer of the Company, dated as of the Fourth Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii), (iv), and (v) above; and

(viii) from the date hereof to the Fourth Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Fourth Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities on the Fourth Closing Date.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate the Fourth Closing is subject to the satisfaction on or before the Fourth Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of each Purchaser participating in the Fourth Closing contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the Fourth Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Fourth Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchasers hereunder required to be performed at or prior to the Fourth Closing Date shall have been performed; and

3.5 each Purchaser participating in the Fourth Closing shall have delivered or caused to be delivered each of the items set forth in Section 2.5(b).

3.6 Conditions Precedent to a Subsequent Closing.

(a) Conditions to a Purchaser’s Obligation. The obligation of a Purchaser to consummate a Subsequent Closing is subject to the satisfaction on or before the applicable Subsequent Closing Date of each of the following conditions, any of which may be waived in writing by such Purchaser in its sole discretion:

(i) the Company and the Requisite Holders shall have mutually agreed to proceed with such Subsequent Closing in their respective sole discretion;

(ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality, a Material Adverse Effect, in all respects) in each case, both when made and on applicable Subsequent Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Subsequent Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(iii) all obligations, covenants and agreements of the Company required to be performed hereunder, under any Debenture or under any other Transaction Document shall have been performed as required in accordance with their respective terms;

(iv) the Company shall have delivered or caused to be delivered each of the items set forth in Section 2.6(a);

(v) there shall have been no Material Adverse Effect since the date hereof;

(vi) no Event of Default (as such term is defined in the Debentures) shall have occurred or be continuing;

(vii) such Purchaser shall have received a certificate of an officer of the Company, dated as of the Subsequent Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (i), (ii), (iii), (iv), and (v) above; and

(viii) from the date hereof to the Subsequent Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Subsequent Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities on such Subsequent Closing Date.

(b) Conditions to the Company’s Obligation. The obligation of the Company to consummate a Subsequent Closing is subject to the satisfaction on or before the applicable Closing Date of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) each of the representations and warranties of the Purchasers participating in such Subsequent Closing contained in this Agreement shall be true and correct in all material respects (or, to the extent any representation or warranty is qualified by materiality or any similar qualifier, in all respects) when made and on the applicable Subsequent Closing Date with the same force and effect as though such representations and warranties had been made on and as of such Subsequent Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

(ii) all obligations, covenants and agreements of the Purchasers hereunder required to be performed at or prior to such Subsequent Closing Date shall have been performed; and

(iii) each Purchaser participating in such Subsequent Closing shall have delivered or caused to be delivered each of the items set forth in Section 2.6(b).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. To induce each Purchaser to purchase the Securities, the Company hereby represents and warrants to each Purchaser and agrees with each Purchaser, as of the date hereof and as of the applicable Closing Date, as follows:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company as of the date hereof, and all Significant Subsidiaries (which are identified as such) are set forth on Schedule 4.1(a). Except as set forth on Schedule 4.1(a), the Company owns, directly or indirectly, all of the capital shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding capital shares of each Subsidiary are validly issued and are fully paid, non- assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company and each Subsidiary has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Company and/or such Subsidiary is a party, as applicable, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and each Subsidiary party thereto, as applicable, and the consummation by the Company and/or each such Subsidiary of the transactions contemplated hereby and thereby, as applicable, have been duly authorized by all necessary action on the part of the Company and/or each such Subsidiary, as applicable, and no further action is required by the Company, the Company’s Board of Directors or the Company’s shareholders or any Subsidiary, any Subsidiary’s board of managers or others performing similar functions with respect to such Subsidiary, or any Subsidiary’s shareholders, herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company and/or any Subsidiary is a party has been (or upon delivery will have been) duly executed by the Company and any Subsidiary party thereto, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and each such Subsidiary, enforceable against the Company and each such Subsidiary in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (the “Remedies Exceptions”).

(d) No Conflicts. The execution, delivery and performance by the Company and each Subsidiary of this Agreement and the other Transaction Documents to which the Company and/or any such Subsidiary is a party, as applicable, the issuance and sale of the Securities and the consummation by the Company and each such Subsidiary of the transactions contemplated hereby and thereby, as applicable, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 4.1(e), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company and/or any such Subsidiary of the Transaction Documents, other than: (i) the filings required pursuant to Section 5.6, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities of the Underlying Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) such filings as are required to perfect the security interest in the collateral granted to the Purchasers pursuant to the Security Documents and (v) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. On the date of this Agreement, the Company has reserved from its duly authorized capital shares a number of shares of Common Stock for issuance of the Underlying Shares equal to or greater than the Required Minimum.

(g) Capitalization. Except as set forth on Schedule 4.1(g), the capitalization of the Company as of the date hereof is as set forth on the SEC Reports, which includes (i) the number and type of all securities of the Company issued and outstanding, including without limitation the number of shares of Common Stock and other classes of capital shares of the Company issued and outstanding, the number and type of all securities of the Company convertible or exercisable into, or exchangeable or redeemable for, Common Stock, and for any such securities, the number of shares of Common Stock into which such securities are currently convertible, exercisable, exchangeable or redeemable, as applicable and (ii) the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except as disclosed on Schedule 4.1(g)(i), and to the extent any Person is listed in Schedule 4.1(g)(i), such Schedule 4.1(g)(i) includes a description of the security or other instrument or agreement pursuant to which such person holds such a right. Except as a result of the purchase and sale of the Securities and as disclosed in Schedule 4.1(g) (ii), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or share capital of any Subsidiary (collectively “Convertible Securities”), which includes for any such Convertible Securities, the number and type of such Convertible Securities issued and outstanding, and the number of shares of Common Stock or Common Stock Equivalents into or for which such Convertible Securities are currently convertible, exercisable or exchangeable, as applicable, the conversion price or exercise price of such Convertible Securities, as applicable, the maturity or exercise period of such Convertible Securities, as applicable, and the current holder of such Convertible Securities. Except as set forth in the SEC Reports, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). Except as a result of the purchase and sale of the Securities and as disclosed in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as a result of the purchase and sale of the Securities and as disclosed in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding capital shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports. Except as set forth on Schedule 4.1(h), (i) the Company has filed all SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) and (ii) the Company’s SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company’s SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company’s SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed on Schedule 4.1(i), since the date of the latest audited financial statements included within the Company’s SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any capital shares, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in Schedule 4.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any such Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws; (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company’s SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and (ii) Liens for the payment of federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Company’s SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Company’s SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. Except as set forth in Schedule 4.1(q), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Aggregate Subscription Amount.

(r) Transactions with Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the Company’s SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the applicable Closing Date. Except as disclosed in the Company’s SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except as set forth on Schedule 4.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 4.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to each Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than the Purchasers pursuant to the Registration Rights Agreement, and as set forth on Schedule 4.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is expected to be eligible for electronic transfer through the Depository Trust Company, or another established clearing corporation, and the Company will remain current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Company’s Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents or the laws of its country of incorporation that is or could become applicable to a Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and such Purchaser’s ownership of a Security.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided each Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to a Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Transaction Documents and disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser is making make or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 4.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) subject to receipt of Shareholder Approval, any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency; Indebtedness. Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company will have sufficient cash to operate its business as currently operated for a period of 12 months from the applicable Closing Date. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Schedule 4.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act). The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Acknowledgment Regarding each Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by a Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg) Acknowledgment Regarding each Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 5.13 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has a Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by a Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) a Purchaser, and counter-parties in “derivative” transactions to which a Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) a Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) a Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such hedging activities do not constitute a breach of any of the Transaction Documents.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii) Share Option Plans. Each share option granted by the Company under the Company’s share option plan then in effect was granted (i) in accordance with the terms of the Company’s share option plan and (ii) with an exercise price at least equal to the fair market value of such shares of Common Stock on the date such share option would be considered granted under GAAP and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(jj) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to each Purchaser a copy of any disclosures provided thereunder.

(nn) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(oo) Notice of Disqualification Events. The Company will notify each Purchaser in writing, prior to the applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(pp) No Side Letters. Neither the Company nor any Affiliates of the Company have entered into any side letter or similar agreement with any Person in connection with the issuance or transfer of securities to such Person in connection with a direct or indirect investment in the Company, including but not limited to the transfer or assignment of “founder shares” to such Person.

4.2 Representations and Warranties of the Purchasers. To induce the Company to issue the Securities, each Purchaser hereby represents and warrants to the Company and acknowledges and agrees with the Company, as of the date hereof and as of the applicable Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date), as follows:

(a) Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective Registration Statement covering the resale of such Securities or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser can bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities because of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Company’s SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information that of the Company possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 4.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s, representations and warranties contained in this Agreement, as applicable, or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares to effect Short Sales or similar transactions in the future.

ARTICLE V.

OTHER AGREEMENTS OF THE PARTIES

5.1 Transfer Restrictions

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the applicable Purchaser under this Agreement and the Registration Rights Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER- DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate time and at the applicable Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities have been registered for resale pursuant to a Registration Statement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 5.1(b) hereof): (i) while a registration statement (including any Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall, at its expense, cause its counsel, or at the option of a Purchaser, counsel determined by such Purchaser, to issue a legal opinion to the Transfer Agent or such Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by such Purchaser, respectively subject to compliance with the holding period requirements of Rule 144 (for the avoidance of doubt, the Company shall pay all costs associated with such opinions). If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 5.1(c), it will, no later than the earlier of (A) two (2) Trading Days and (B) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by such Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article V. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend. In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, 1.5% of the total of the value of the Underlying Shares for which the removal of the legend is sought (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) for each full month that said opinion is not delivered after the Legend Removal Date until such certificate is delivered without a legend.

(d) In addition to a Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the average of the closing sale prices of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company’s reliance upon this understanding.

5.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against a Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

5.3 Furnishing of Information; Public Information.

(a) Until the time that no Purchaser owns any Securities, the Company covenants to maintain the registration of the Common Stock under Sections 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to a Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one and one half percent (1.5%) of the Aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for such Purchaser to transfer the Underlying Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of such Purchaser’s portion of the Aggregate Subscription Amount. The payments to which each Purchaser shall be entitled pursuant to this Section 5.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.5 Conversion and Exercise Procedures. Each of the form of “Notice of Exercise” included in the Warrants and The form of “Notice of Conversion” included in the Debentures set forth the totality of the procedures required of a Purchaser to exercise the Warrants or convert the Debentures, respectively. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required to exercise the Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants or convert its Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

5.6 Securities Laws Disclosure; Publicity. (a) The Company shall by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) the Company shall file a Current Report on Form 8-K, including the Transaction Documents, and other material agreements entered into in connection therewith as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the each Purchaser that it shall have caused to have publicly disclosed all material, non-public information with respect to the Company delivered to such Purchaser by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees, or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Parties acknowledge and agree that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of the Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and each Purchaser or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the Transactions contemplated hereby, and none of the Parties shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of a Purchaser, or without the prior consent of a Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of a Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

5.7 Shareholder Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that a Purchaser could be deemed to trigger the provisions of any rights under such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and such Purchaser.

5.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Document, which shall be disclosed pursuant to Section 5.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, or any of the Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company or any of the Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, or any of the Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice delivered or received by the Company or any of its Subsidiaries pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes of the Company and the Subsidiaries and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than for payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any shares of Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation, (d) in violation of FCPA or OFAC regulations, (e) to lend, give credit or make advances to any officers, directors, employees or affiliates of the Company, or (f) to lend, give credit, or make advances to any person or entity, other than a Subsidiary.

5.10 Indemnification of Purchaser. Subject to the provisions of this Section 5.10, the Company will indemnify and hold each Purchaser and its partners, directors, officers, shareholders, members, employees, professional advisors, attorneys, agents and any Affiliate thereof (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, and “Indemnified Person”) harmless from and against any and all losses, claims, damages, expenses, liabilities, obligations, contingencies, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Indemnified Persons in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Indemnified Person’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnified Person may have with any such shareholder or any violations by such Indemnified Person of state or federal securities laws or any conduct by such Indemnified Person which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Indemnified Person in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Person shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Person, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Indemnified Person under this Agreement (y) for any settlement by an Indemnified Person effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.10 shall be made by periodic payments of the amount thereof during the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Person against the Company or others and any liabilities the Company may be subject to pursuant to law.

5.11 Reservation and Listing of Securities; Schedule 14-C.

(a) The Company shall at all times maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amounts as may then be required to fulfill its obligations in full under the Transaction Documents. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock are less than the Required Minimum on such date (a “Required Minimum Failure”), then, in addition to a Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, an amount in cash equal to two percent (2.0%) of the Aggregate Subscription Amount of such Purchaser’s Securities on the day of a Required Minimum Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the date such Required Minimum Failure is cured; provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of such Purchaser’s portion of the Aggregate Subscription Amount. The payments to which the Purchaser shall be entitled pursuant to this Section 5.11(a) are referred to herein as “Required Minimum Failure Payments.” Required Minimum Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Required Minimum Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Required Minimum Failure is cured. In the event the Company fails to make Required Minimum Failure Payments in a timely manner, such Required Minimum Failure Payments shall bear interest at the rate of 2% per month (prorated for partial months) until paid in full. Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Required Minimum Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(b) Upon the occurrence of a Required Minimum Failure, the Company’s Board of Directors shall use commercially reasonable efforts to amend the Company’s memorandum and articles of association to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after the first date on which such Required Minimum Reservation Failure occurred.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to each Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such shares of Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the shares of Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) The Company no later than ten (10) calendar days following the First Closing Date shall cause to be filed with the Commission a schedule 14-C in respect of the Written Consent of Shareholder Approval.

5.12 Subsequent Equity Sales.

(a) From (i) the First Registration Statement Effectiveness Date until 180 days after the First Registration Statement Effectiveness Date, (ii) the Second Registration Statement Effectiveness Date until 180 days after the Second Registration Statement Effectiveness Date, (iii) the Third Registration Statement Effectiveness Date until 180 days after the Third Registration Statement Effectiveness Date, and (iv) any Subsequent Statement Effectiveness Date until 180 days after such Subsequent Registration Statement Effectiveness Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except as set forth in Section 5.12(c) below.

(b) From the date hereof until such time as the Purchaser does not hold any of the Debentures, the Company shall be prohibited, unless agreed to by the Purchaser, from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company, as applicable, or the market for the shares of Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company, as applicable, may issue securities at a future determined price; provided for the avoidance of doubt, “Variable Rate Transaction” shall not include any issuance of any Securities hereunder or under any Transaction Documents and/or any issuance of securities upon the exercise, exchange of or conversion of any Securities issued hereunder, issued under any Transaction Document, or any Securities issued and outstanding as of the date hereof. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

Notwithstanding the foregoing, this Section 5.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance except for the Arena ELOC.

5.13 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.6. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 5.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (a) the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.6, (b) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.6 and (c) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 5.6. Notwithstanding the foregoing, in the case that the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

5.14 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or Blue Sky Laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

5.15 Most Favored Nation. The Purchaser, whether or not participating in a particular in offering of New Securities (a “Future Financing”), shall have the right, exercisable at any time prior to the Notice Termination Time (defined below) for such Future Financing, to accept the securities and terms of such Future Financing in lieu of the Securities and the terms of this Agreement (“MFN Right”), subject to the terms and conditions set forth herein. If the Company receives such notice from the Purchaser of the exercise of its MFN Right on or prior to the Notice Termination Time for such Future Financing, then: (i) effective upon the closing of such Future Financing, the terms of the Securities (and, if and to the extent relevant, the underlying securities) then held by the Purchaser and this Agreement (collectively, “Present Terms”) shall automatically be amended by (x) substituting the form, mix and Present Terms of such securities (and, if and to the extent relevant, the underlying securities) with those of the securities issued in the Future Financing (and, if and to the extent relevant, the underlying securities) (the “Future Financing Terms”) and (y) incorporating by reference, mutatis mutandis, the Future Financing Terms in lieu of the Present Terms; and (ii) thereafter, upon the reasonable request of the Company or the Purchaser, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section 5.15, including the physical exchange of securities. Notwithstanding anything contained herein to the contrary, the MFN Right shall not apply to an Exempt Issuance.

5.16 Participation in Future Financings. Subject to the terms and conditions of this Section 5.16 and applicable securities laws, if at any time prior to the first anniversary of the most recent Closing, the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), the Company shall first offer to the Purchasers the opportunity to purchase up to thirty percent (30%) of such New Securities on the same terms, conditions, and price provided for in the Subsequent Financing. Such offer made in connection with a Subsequent Financing may only be accepted with the prior written approval of the Requisite Holders. If accepted by the Requisite Holders, the Requisite Holders providing such approval and each of the other Purchasers shall be afforded the opportunity to purchase their Pro Rata Portions (as defined below) of up to thirty percent (30%) of such New Securities in connection with a Subsequent Financing. The Purchasers shall be entitled to apportion the right of first offer hereby granted to it in such proportions as they deem appropriate among themselves and their Affiliates.

(a) The Company shall give notice no fewer than five (5) Business Days in advance of the proposed date of such Subsequent Financing that involves the sale of New Securities (the “Offer Notice”) to each Purchaser, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within five (5) days after the Offer Notice is given (the “Notice Termination Time”), each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, their Pro Rata Portion of up to thirty percent (30%) of such New Securities. “Pro Rata Portion” means the ratio of (x) Securities purchased by a Purchaser participating under this Section 5.16(b) and (y) the sum of the aggregate Securities purchased by all Purchasers participating under this Section 5.16(b). The closing of any sale pursuant to this Section 5.16(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5.16.

(c) Notwithstanding the foregoing, this Section 5.16 shall not apply in respect of an Exempt Issuance.

5.17 Purchaser’s Conversion Limitation upon Reserved Shares Deficit. Notwithstanding anything to the contrary set forth herein or in any Transaction Document, if at any time, the number of shares of Common Stock reserved for issuance by the Company in order to fulfill its obligations under the Transaction Documents (the “Reserved Shares”) is less than the aggregate number shares then issuable upon the exercise and conversion in full of all then outstanding Debentures and Warrants (a “Reserved Shares Deficit”), the Company and the Purchaser agrees that the Purchaser shall not be entitled to exercise or convert Debentures or Warrants for a number of shares of Common Stock greater than the Purchaser’s Aggregate Subscription Amount of the Reserved Shares until such time as the number of Reserved Shares is equal to or greater than the aggregate number of Underlying Shares then issuable upon the exercise and conversion in full of all then outstanding Debentures and Warrants. Within one (1) day of the occurrence of a Reserved Shares Deficit, the Company shall provide notice to each Purchaser of the number of Reserved Shares and the Reserved Shares Deficit, and within one (1) day of the cure of any Reserved Shares Deficit, the Company shall provide notice to each Purchaser of such cure.

5.18 Capital Changes. Until the eighteen (18) month anniversary of the First Closing Date, the Company shall not undertake a reverse or forward share split or reclassification of the Common Stock without the prior written consent of the Requisite Holders. Such consent shall not be required if such action is taken to maintain the listing of the shares of Common Stock on Nasdaq or the New York Stock Exchange, as applicable.

5.19 Due Diligence Review. The Company shall (i) provide such information and assistance as each Purchaser may reasonably request, (ii) grant such access to the Company and its representatives as may be reasonably necessary for their due diligence, and (iii) participate in a reasonable number of meetings and due diligence sessions in order to facilitate the due diligence efforts of each Purchaser.

5.20 Non-Circumvention Agreement. The Company shall not, in any manner circumvent or attempt to circumvent the Transactions contemplated hereunder and shall not enter into direct or indirect offers, negotiations or transactions with a third party in lieu of the Transactions hereunder.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination.

(a) This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the Parties hereto to terminate this Agreement; and (b) written notice by the Company to the Purchasers or by all of the Purchasers to the Company if the First Closing has not been consummated on or prior to the 90th calendar day after the execution of this Agreement.

(b) If the Second Closing has not been consummated on or before the date that is six (6) months following the First Closing Date, this Agreement may be terminated by the Purchaser, by written notice to the Company, as to the Purchaser’s obligation hereunder to consummate the second Closing only and without any effect on the obligations of the other Parties hereunder or the rights and obligations of any Party under any other Transaction Documents.

(c) If the Third Closing has not been consummated on or before the date that is ten (10) months following the First Closing Date, this Agreement may be terminated by the Purchaser, by written notice to the Company, as to the Purchaser’s obligation hereunder to consummate the third Closing only and without any effect on the obligations of the other Parties hereunder or the rights and obligations of any Party under any other Transaction Documents.

(d) Notwithstanding anything to the contrary set forth herein, no termination of the Agreement pursuant to Section 6.1(a), nor any termination of the Purchaser’s obligation to consummate the Second Closing pursuant to Section 6.1(b), will relieve any Party from liability for any willful breach hereof prior to the time of such termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach..

6.2 Fees and Expenses. Prior to the First Closing, the Company agrees to reimburse each Purchaser for all of its legal fees and expenses in connection with the negotiation, preparation, execution, and delivery of this Agreement, not to exceed $65,000. At the Second Closing, Third Closing and any Subsequent Closing the Company has agreed to reimburse each Purchaser for its legal fees and expenses in connection with the preparation, execution and delivery of the Transaction Documents to be delivered at the Second Closing (not to exceed $10,000), Third Closing (not to exceed $10,000), and any Subsequent Closing (not to exceed $10,000 for each such closing), respectively. Accordingly, in lieu of the foregoing payments, the aggregate amount that the Purchaser is required to pay for the purchase of the Securities at each of the First Closing, Second Closing, Third Closing, and any Subsequent Closing shall be reduced by the amount of any such reimbursement obligation of the Company then due. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise noticed delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to a Purchaser.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be\ in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if such notice or communication is sent via e-mail prior to 5:30 p.m. (New York City time) on any Business Day; (b) the next Business Day after the date of transmission shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if such notice or communication is sent via e-mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given, sent to the address or email address of the applicable recipient Party set forth on the signature pages attached hereto, or as to any Party hereto, at such other address as shall be designated by such Party in a written notice to the other Parties delivered in accordance with this Section 6.4. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Requisite Holders, or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.5 shall be binding upon the Purchaser, any holder of Securities, and the Company.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company, may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Holders. Each Purchaser may, without the consent of the Company, assign its rights hereunder (i) to any of its “affiliates”, as that term is defined under the Exchange Act, and (ii) solely during the continuance of any Event of Default (as such term is defined in the Debentures), to any other Person, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.” The Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed, shall be required for a Purchaser to assign its rights hereunder to any Person that is not one of its “affiliates”, as that term is defined under the Exchange Act during any period in which an Event of Default (as such term is defined in the Debentures) is not then continuing, and in addition any such transferee must agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.” In any event, for any successor or assignee of a Purchaser to validly assume the rights of a Purchaser hereunder, such successor or assignee must (i) be an “accredited investor” within the meaning of Rule 501 under the Securities Act and (ii) not be a direct competitor of the Company or any Subsidiary, and shall provide evidence reasonably satisfactory to the Company of the foregoing at the Company’s request.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.10.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

6.10 Survival. The representations and warranties contained herein shall survive each of the respective Closings and the delivery of the Securities at each Closing.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. In addition, the Parties agree to use their commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such that is held invalid, void or unenforceable by a court of competent jurisdiction.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Usury. To the extent it may lawfully do so, each of the Company, on behalf of itself and all of its Subsidiaries hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company or any Subsidiary may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action after the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest more than the Maximum Rate is paid by the Company or any Subsidiary to a Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company or the applicable Subsidiary, the manner of handling such excess to be at such Purchaser’s election.

6.18 Liquidated Damages. The Company’s and each Subsidiary’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised, on the next succeeding Business Day.

6.20 Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement.

6.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REBORN COFFEE, INC.

By:
Name:
Title:

Address for Notices:

Reborn Coffee, Inc.

580 N. Berry Street

Brea, CA 92821

Attention:

Email:

With a copy to (which shall not constitute notice):

Pryor Cashman LLP

7 Times Square

New York, NY 10036-6569

Attention: Matthew Ogurick

Email: mogurick@pryorcashman.com

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:_____________________

Title of Authorized Signatory:______________________________

Email Address of Authorized Signatory: ______________________________

Facsimile Number of Authorized Signatory: ______________________________

Address for Notice to Purchaser:

[Purchaser]

[Address]

Address for Delivery of Securities to Purchaser (if not same as address for notice):

First Closing Subscription Amount:

First Closing Principal Amount:

First Closing Warrant Shares (subject to adjustment as set forth in the Warrant)

Second Closing Subscription Amount:

Second Closing Principal Amount:

Second Closing Warrant Shares (subject to adjustment as set forth in the Warrant)

Third Closing Subscription Amount:

Third Closing Principal Amount:

Third Closing Warrant Shares (subject to adjustment as set forth in the Warrant)

Subsequent Closing Subscription Amount:

Subsequent Closing Principal Amount:

Subsequent Closing Warrant Shares (subject to adjustment as set forth in the Warrant)